Exhibit 4.34

SCOTT WILSON RPA	www.rpacan.com
www.scottwilson.com

388-1130 W. Pender Street
Vancouver, BC, V6E 4A4
Tel: (604) 602-6767
Fax: (604) 602-0235

CONSENT

Ladies and Gentlemen:

The undersigned hereby consents to the references to (1) the undersigned’s name included or incorporated by reference in the Registration Statement on Form F-80 being filed by Uranium One Inc. under the United States Securities Act of 1933, as amended, in connection with the report entitled “Technical Report on the Sheep Mountain Uranium Project, Wyoming” dated October 10, 2006 and (2) all other references to the undersigned included or incorporated by reference in such Registration Statement.

Date: June 25, 2007

/s/ David W. Rennie	[SEAL]
David W. Rennie